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Exhibit 23.1

Consent of Independent Auditors

        We consent to the use of our report dated January 16, 2002 included in the Current Report dated March 19, 2002 (Form 8-K) of Northwest Airlines Corporation.

        We also consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-79215, 333-45314 and 333-65588) of Northwest Airlines Corporation and Northwest Airlines, Inc. and in the related Prospectuses, in the Registration Statement on Form S-3 (No. 333-69655) of Northwest Airlines Corporation and in the related Prospectus and in the Registration Statements on Form S-8 (Nos. 33-85220, 333-14445, 333-12571, 333-46045, 333-66253 and 333-75933) of Northwest Airlines Corporation of our report dated January 16, 2002, with respect to the consolidated financial statements and schedule included in the Current Report dated March 19, 2002 (Form 8-K) of Northwest Airlines Corporation.

/s/ Ernst & Young LLP
ERNST & YOUNG LLP

Minneapolis, Minnesota
March 15, 2002

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Consent of Independent Auditors